FORM OF STOCKHOLDERS AGREEMENT


      STOCKHOLDERS AGREEMENT, dated as of ______, 2000 (the "Agreement") is made by and among Sunrise Capital Partners, L.P., a Delaware limited partnership ("Sunrise") and each of The John R. Allard Revocable Trust of 1993, Kim A. Socha, The Michael E. Allard Revocable Trust of 1994, Lisa A. Dibrigida, Gerald R. Allard, The Samy Nazarian Trust, The David and Angella Nazarian Family Trust, Younes Nazarian, Richard A. Beyer and Michael Foster (each a "Holder" and, together with the Original Holder, the "Holders")(collectively, the "Holders").

                                   RECITALS

      WHEREAS, Sunrise and the other Holders own shares of Parent Stock (as defined below);

      WHEREAS, the execution and delivery of this Agreement is a condition to the transactions contemplated by that certain Convertible Note
Agreement, dated as of the July 31, 2000, by and among Sunrise, WPI Group, Inc. ("Parent") and its subsidiaries (the "Convertible Note Agreement"); and

      WHEREAS, the Holders have agreed to enter into this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Representations and Warranties of the Holders. Each Holder represents and warrants to Sunrise as follows:

      (a) Ownership of Securities. The Holder is the record and beneficial owner of the number of shares of WPI Group, Inc. Common Stock ("Parent Stock") set forth on the signature page to this Agreement (the "Existing Securities," and, together with any shares of Parent Stock or other securities of the Parent hereafter acquired by the Holder, the "Subject Securities"). As of the date hereof, the Holder is also the record and beneficial owner of options to purchase the number of shares of Parent Stock as are set forth on the signature page to this Agreement (the "Options"). The Holder does not own any capital stock or other securities of the Parent (including any options, warrants, rights, commitments, preemptive right or agreements of any kind for the issuance or sale of, or outstanding securities convertible into any shares of capital stock, of any class, of Parent stock, or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the Stock) on the date of this Agreement other than (i) the Existing Securities, (ii) the Options and
(iii) warrants and convertible debt instruments issued by Parent pursuant to the Convertible Note Agreement. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities. On the date of the annual meeting of stockholders of the Parent or, if applicable, on the effective date of the written consent in lieu of a meeting, at which or pursuant to which the Charter Amendment (as defined in the Convertible Note Agreement) and the election of directors of parents are to be considered, the Holder will have sole voting power and sole power to issue instructions with respect to the voting of all of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities.

            (b) Power; Binding Agreement. The Holder has full power and authority to enter into and perform all of the Holder's obligations under this Agreement. The execution by Holder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of Holder and no other action on the part of Holder is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

            (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Holder nor the consummation by the Holder of the transactions contemplated hereby nor compliance by the Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of the Company applicable to the Holder or, if applicable, any organizational documents of the Holder (including without limitation any charter documents or partnership agreement), result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Holder is a party or by which the Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Holder or any of the Holder's properties or assets.

            (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by the Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

      2. Agreement to Vote Shares. At every meeting of the stockholders of the Parent called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Parent with respect to any of the following, each Holder agrees that it shall vote all of the Subject Securities that it owns beneficially and of record on the record date of any such vote in favor of an amendment the Certificate of Incorporation of the Parent to provide for an increase in the number of shares of common stock permitted to be issued from 20,000,000 to 75,000,000 (the "Charter Amendment Vote"). Each Holder further agrees that at any time that nominees for the election to the Board of Directors of the Parent are submitted to the stockholders of the Parent, or a proposal to remove any incumbent member of the Board of Directors of the Parent is submitted to such stockholders, the parties hereto agree to vote, or cause to be voted, all Subject Securities then held by such party, whether beneficially or of record, or any Subject Securities over which such party exercises voting control, in favor of up to four nominees designated in writing by Sunrise. In the event that any Sunrise nominee is unable to serve out his or her term, resigns from the Board of Directors of Parent or declines to be nominated for election, Sunrise shall have the right to designate in writing a replacement nominee.

      3. IRREVOCABLE PROXY. EACH OF THE HOLDERS HEREBY GRANTS TO, AND APPOINTS SUNRISE AND ANY PRINCIPAL OF SUNRISE, IN ITS CAPACITY AS AN OFFICER OF SUNRISE, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF SUNRISE, AND ANY OTHER DESIGNEE OF SUNRISE, EACH OF THEM INDIVIDUALLY, THE HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

      4. Covenants of the Holder. Each of the Holders hereby agree and covenant that:

      (a) Restriction on Transfer, Proxies and Noninterference. The Holder shall not, directly or indirectly: (i) until the earlier to occur of (x) the Charter Amendment Vote or (y) ninety days from the date of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing, restricting or disabling such Holder from performing its obligations under this Agreement. After the occurrence of the Charter Amendment Vote, any Holder which offers for sale, sells, transfers, tenders, pledges, encumbers, assigns or otherwise disposes of, or enters into any contract, option or other arrangement or understanding with respect to or consents to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities, shall, within five
(5) business days of such event, deliver to Sunrise (at the address set forth in Section 7 hereof) written notice of the occurrence of such event. Such notice shall set forth the number and class of Subject Securities which were the subject of the transaction, the date of the transaction, and the number of each class of Subject Securities owned by the Holder after giving effect to the transaction.

      6. Assignment; Benefits. The rights (but not the obligations) of Sunrise hereunder may be assigned, in whole or in part, to any direct wholly-owned subsidiary of Sunrise, to the extent and for so long as it remains a direct wholly-owned subsidiary of Sunrise. Other than as permitted in the preceding sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, Sunrise and their respective successors and permitted assigns.

      7. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the address of such party set forth on Annex A hereto or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

      8. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

      10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its rules regarding conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding related thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

      11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      12. Defined Terms. Terms used herein but not otherwise defined shall have the meanings set forth in the Convertible Note Agreement.

      13. Termination. This Agreement shall terminate upon the termination of the Convertible Note Agreement pursuant to its terms. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Convertible Note Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Convertible Note Agreement.


               [Remainder of this Page Intentionally Left Blank]

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.

                                          SUNRISE CAPITAL PARTNERS, L.P.

                                          By:   Sunrise Advisors, LLC,
                                                its General Partner

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____

                                          HOLDERS:

                                          THE JOHN R. ALLLARD REVOCABLE
                                          TRUST OF 1993

                                             By:_________________________
                                                Name:
                                                Title:   Trustee

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          -------------------------------
                                          KIM A. SOCHA

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          THE MICHAEL E. ALLARD
                                          REVOCABLE TRUST OF 1994

                                             By:_________________________
                                                Name:
                                                Title: Trustee

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          -------------------------------
                                          LISA A. DIBRIDGIDA

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          ------------------------------
                                          GERALD R. ALLARD

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          THE SAMY NAZARIAN TRUST

                                             By:_________________________
                                             Name: David Nazarian
                                             Title:   Trustee

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          THE DAVID AND ANGELLA
                                          NAZARIAN FAMILY TRUST

                                             By:__________________________
                                                 Name:  David Nazarian
                                                 Title: Trustee

                                             By: _________________________
                                                 Name: Angella Nazarian
                                                Title: Trustee

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          ------------------------------------
                                          YOUNES NAZARIAN

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          -------------------------------------
                                          RICHARD A. BEYER

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____


                                          ------------------------------------
                                          MICHAEL FOSTER

                                          Existing Securities:
                                          -------------------
                                             Class: _____________________
                                             Number of Shares: ___________
                                          Options:
                                             Number of Underlying Shares: _____





                                  ANNEX A

                 Notification Information for the Holders:
                  ----------------------------------------



Sunrise Capital Partners, L.P.            The Nazarian Family Trust
685 Third Avenue, 15th Floor              c/o David and Angella Nazarian,
New York, NY 10017                        Trustees
Attention: Joseph Julian                  1206 Amalfi Drive
Telecopy: 212-582-3016                    Pacific Palisades, CA 90272

The John R. Allard Revocable              The Samy Nazarian Trust
Trust of 1993                             c/o David Nazarian, Trustee
c/o John R. Allard, Trustee               1206 Amalfi Drive
96 Riverview Park                         Pacific Palisades, CA 90272
Manchester, NH 03012

Lisa A. Dibrigida                         Younes Nazarian
32 Puritan Drve                           157 N. Delfern Drive
Bedford, NH 03110                         Los Angeles, CA 90077

Kim M. Socha                              Richard Beyer
75 Riverview Park                         11571 Lake Newport
Bedford, NH 03102                         Reston, VA 20194

The Michael E. Allard Revocable           Michael Foster
Trust of 1994                             _________________
c/o Michael E. Allard                     _________________
89 Riverview Park                         _________________
Manchester, NH 03102

Gerald R. Allard
92 Riverview Park
Manchester, NH 03102